THIS LETTER OF TRANSMITTAL IS FOR USE ONLY IN CONJUNCTION WITH THE BUSINESS COMBINATION INVOLVING SILVER HAMMER MINING CORP. AND STROUD RESOURCES LTD.

THIS LETTER OF TRANSMITTAL MUST BE VALIDLY COMPLETED, DULY EXECUTED AND RETURNED TO THE DEPOSITARY, ENDEAVOR TRUST CORPORATION. IT IS IMPORTANT THAT YOU VALIDLY COMPLETE, DULY EXECUTE AND RETURN THIS LETTER OF TRANSMITTAL ON A TIMELY BASIS IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED HEREIN.

LETTER OF TRANSMITTAL

FOR REGISTERED HOLDERS OF COMMON SHARES OF STROUD RESOURCES LTD.

TO: SILVER HAMMER MINING CORP.

AND TO: ENDEAVOR TRUST CORPORATION, AS DEPOSITARY

This letter of transmittal (the "Letter of Transmittal") is for use by registered holders (the "Registered Shareholders") of common shares ("Stroud Shares") of Stroud Resources Ltd. ("Stroud") in connection with the proposed amalgamation of Stroud with a wholly-owned subsidiary of Silver Hammer Mining Corp. under section 174 of the Business Corporations Act (Ontario) (the "Amalgamation" and, where used in this Letter of Transmittal, the "Transaction") that is being submitted for approval at the annual and special meeting of Stroud shareholders scheduled to be held at 10:30 a.m. (Toronto time) on September 28, 2026 or any adjournment(s) or postponement(s) thereof (the "Meeting"). Stroud, 1001629888 Ontario Inc. ("Subco") and Silver Hammer Mining Corp. ("Silver Hammer", and together with Stroud and Subco, the "Parties") entered into a business combination agreement dated July 17, 2026 (the "Agreement") pursuant to which holders of Stroud Shares will receive, for each Stroud Share held, 0.777963 of a post-Consolidation common share (each whole common share, a "Silver Hammer Share") in the capital of Silver Hammer. Prior to the effective time of the Amalgamation, Silver Hammer will complete a consolidation of its common shares on the basis of one (1) post-Consolidation share for each four (4) pre-Consolidation shares (the "Consolidation"). Silver Hammer is expected to be renamed "Silver Frontier Resources Corp." upon completion of the Amalgamation.

Registered Shareholders are referred to the Notice of Annual and Special Meeting of Stroud Shareholders and the Management Information Circular of Stroud dated August 28, 2026 (the "Information Circular") prepared in connection with the Meeting that accompanies this Letter of Transmittal. The terms and conditions of the Agreement are incorporated by reference in this Letter of Transmittal and capitalized terms used but not defined in this Letter of Transmittal have the meanings set out in the Information Circular. You are encouraged to carefully review the Information Circular in its entirety.

ENDEAVOR TRUST CORPORATION (THE "DEPOSITARY")
(SEE BELOW FOR ADDRESS AND TELEPHONE NUMBER)
WILL BE ABLE TO ASSIST YOU IN COMPLETING THIS LETTER OF TRANSMITTAL

This Letter of Transmittal is to be used by Registered Shareholders only and is NOT to be used by beneficial holders of Stroud Shares ("Beneficial Shareholders"). A Beneficial Shareholder does not have Stroud Shares registered in his, her or its name, rather such Stroud Shares are held by an intermediary or clearing agency such as CDS & Co. ("Intermediary"). If you are a Beneficial Shareholder you should contact your Intermediary for instructions and assistance in receiving the Silver Hammer Shares for your Stroud Shares.

Subject to the approval of the Transaction by the Stroud Shareholders at the Meeting and satisfaction of certain other conditions described in the Information Circular and the Agreement, the Transaction is expected to close on or around October 15, 2026, but may be delayed beyond this date. Either Stroud or Silver Hammer may terminate the Agreement if the Transaction has not been completed by November 30, 2026. If the Transaction is completed, then, at the Effective Time, Registered Shareholders (other than Dissenting Shareholders) will be entitled to receive, in exchange for each Stroud Share held, 0.777963 of a post- Consolidation Silver Hammer Share. No fractional Silver Hammer Shares will be issued; any fractional entitlement will be rounded down to the nearest whole number of Silver Hammer Shares, and no cash or other compensation will be paid in lieu of any fractional interest.

In order to receive their Silver Hammer Shares, Registered Shareholders (other than Dissenting Shareholders) are required to deposit the certificate(s) representing the Stroud Shares held by them with the Depositary. Registered Shareholders who were issued Stroud Shares in non-certificated form or Registered Shareholders who received Direct Registration System Advice ("DRS Advice") evidencing such Stroud Shares are still required to complete, duly execute and return this Letter of Transmittal to the Depositary, but need not deliver any share certificate(s), provided that there are no certificates outstanding evidencing such Stroud Shares. As soon as practicable following the Effective Time, the Depositary will deliver to such Registered Shareholders the DRS Advice representing the Silver Hammer Shares that the undersigned is entitled to receive under the Transaction. Such DRS Advice shall be delivered to the Registered Shareholders at the address of such shareholder as shown on the central securities register of Stroud.

This Letter of Transmittal, properly completed and duly executed, together with all other required documents, must accompany all certificate(s) for Stroud Shares deposited in order to receive Silver Hammer Shares pursuant to the Transaction.

Whether or not the undersigned delivers the required documentation to the Depositary, as of the Effective Time, the undersigned will cease to be a holder of Stroud Shares and the Stroud Shares will be cancelled and the certificate(s) representing Stroud Shares will only represent the right to, subject to the ultimate expiry of the sixth anniversary of the Effective Date, receive the Silver Hammer Shares to which the undersigned is entitled under the Transaction. Any certificate that is not duly surrendered, together with all other required instruments, on or prior to the sixth anniversary of the Effective Date will cease to represent a claim or interest of any kind, and the Silver Hammer Shares to which the former holder would otherwise have been entitled will be deemed to have been surrendered for no consideration and returned to Silver Hammer for cancellation.

Please read the Information Circular and the instructions set out below carefully before completing this Letter of Transmittal. Delivery of this Letter of Transmittal to an address other than as set forth herein will not constitute valid delivery. If your Stroud Shares are registered in different names, a separate Letter of Transmittal must be submitted for each different registered owner. See Instruction 2.

In connection with the Transaction, the undersigned hereby deposits with the Depositary for transfer upon the Effective Time, the enclosed certificate(s) representing Stroud Shares, details of which are as follows: (Please print or type.)

Certificate Number(s)	Name in Which Registered	Number of Stroud Shares

NOTE: If the space provided is insufficient, details may be listed on a separate schedule to this Letter of Transmittal.

It is understood that, upon receipt of this Letter of Transmittal duly completed and signed, the certificate(s) representing the Stroud Shares deposited herewith (the "Deposited Shares") and any other required documents, and following the Effective Time, the Depositary will deliver to the undersigned, in accordance with the delivery instructions provided in Box A below, DRS Advices in respect of the Silver Hammer Shares that the undersigned is entitled to receive under the Transaction or hold such DRS Advice in respect of the Silver Hammer Shares for pick- up in accordance with the instructions set out below, and the certificate(s) representing the Deposited Shares will forthwith be cancelled.

The undersigned holder of Stroud Shares represents and warrants in favour of the Parties that: (i) the undersigned is the registered holder of the Deposited Shares; (ii) such Deposited Shares are owned by the undersigned free and clear of all mortgages, liens, charges, encumbrances, security interests and adverse claims; (iii) the undersigned has full power and authority to execute and deliver this Letter of Transmittal and to deposit, sell, assign, transfer and deliver the Deposited Shares and that, when a DRS Advice in respect of the applicable number of Silver Hammer Shares is delivered, none of Stroud, Subco or Silver Hammer, or any affiliate thereof or successor thereto will be subject to any adverse claim in respect of such Deposited Shares; (iv) the Deposited Shares have not been sold, assigned or transferred, nor has any agreement been entered into to sell, assign or transfer any such Deposited Shares, to any other person; (v) the surrender of the Deposited Shares complies with all applicable laws; (vi) all information inserted by the undersigned into this Letter of Transmittal is complete, true and accurate; (vii) unless the undersigned shall have revoked this Letter of Transmittal by notice in writing given to the Depositary by no later than 24 hours (excluding Saturdays, Sundays and holidays recognized in the Province of British Columbia) prior to the time of the Meeting or any adjournment or postponement thereof, the undersigned will not, prior to such time, transfer or permit to be transferred any of such Deposited Shares except pursuant to the Transaction; (viii) the undersigned has received or obtained a copy of the Information Circular; and (ix) the delivery of DRS Advices in respect of the applicable number of Silver Hammer Shares will discharge any and all obligations of the Parties and the Depositary with respect to the matters contemplated by this Letter of Transmittal. These representations and warranties will survive the completion of the Transaction.

The undersigned surrenders to Stroud, effective at the Effective Time, all right, title and interest in and to the Deposited Shares and irrevocably appoints and constitutes the Depositary the true and lawful attorney of the undersigned, with full power of substitution, to deliver the certificate(s) representing the Deposited Shares on the books of Stroud.

Except for any proxy deposited with respect to the vote on the resolution authorizing the Transaction in connection with the Meeting, the undersigned revokes any and all authority, other than as granted in this Letter of Transmittal, whether as agent, attorney-in-fact, proxy or otherwise, previously conferred or agreed to be conferred by the undersigned at any time with respect to the Deposited Shares and no subsequent authority, whether as agent, attorney-in-fact, proxy or otherwise, will be granted with respect to the Deposited Shares.

The undersigned will, upon request, execute any signature guarantees or additional documents deemed by the Depositary to be reasonably necessary or desirable to complete the transfer of the Deposited Shares contemplated by this Letter of Transmittal.

The undersigned agrees that all questions as to validity, form, eligibility (including timely receipts) and acceptance of any Stroud Shares surrendered in connection with the Transaction will be determined by Stroud in its sole discretion and that such determination will be final and binding and acknowledges that there is no duty or obligation upon Stroud, Silver Hammer, the Depositary or any other person to give notice of any defect or irregularity in any such surrender of Stroud Shares and no liability will be incurred by any of them for failure to give any such notice.

The undersigned hereby acknowledges that the delivery of the Deposited Shares will be effected and the risk of loss to such Deposited Shares will pass only upon proper receipt thereof by the Depositary. This Letter of Transmittal and accompanying documentation may be revoked by notice in writing to the Depositary at any time at least 24 hours (excluding Saturdays, Sundays and holidays recognized in the Province of British Columbia) prior to the time of the Meeting or any adjournment or postponement thereof, in which case the Letter of Transmittal and all accompanying documentation will be returned forthwith.

Each authority conferred or agreed to be conferred by the undersigned in this Letter of Transmittal will survive the death, incapacity, bankruptcy or insolvency of the undersigned and any obligation of the undersigned hereunder will be binding upon the heirs, personal representatives, legal representatives, successors and assigns of the undersigned.

The undersigned instructs the Depositary to mail the DRS Advices in respect of the Silver Hammer Shares that the undersigned is entitled to pursuant to the Transaction, in exchange for the duly completed Letter of Transmittal and the Deposited Shares, as soon as practicable following the later of the Effective Date and the date of the deposit of the Letter of Transmittal and the certificate(s) representing the Deposited Shares, together with all other required documents, with the Depositary, by first-class mail, postage prepaid, to the undersigned, or to hold such DRS Advices in respect of the Silver Hammer Shares in exchange for the Deposited Shares for pick-up, in accordance with the instructions given below.

If the Transaction is not completed or proceeded with, the enclosed certificate(s) and all other ancillary documents will be returned as soon as possible to the undersigned at the address set out below in Box A or, failing such address being specified, to the undersigned at the last address of the undersigned as it appears on the securities register of Stroud.

The undersigned understands and acknowledges that it will not receive the Silver Hammer Shares under the Transaction in respect of the Deposited Shares until the Transaction is completed and the certificate(s) representing the Deposited Shares owned by the undersigned are received by the Depositary at the address set forth on the back of this Letter of Transmittal, together with a duly completed Letter of Transmittal and such additional documents as the Depositary may require, and until the same are processed by the Depositary. The undersigned understands and acknowledges that under no circumstances will interest accrue or be paid in respect of the Deposited Shares in connection with the Transaction.

The undersigned acknowledges that each of Silver Hammer, Stroud and the Depositary is entitled to deduct and withhold from any consideration otherwise payable or issuable to the undersigned such amounts as it is required to deduct and withhold under any provision of applicable tax law, and that any amounts so deducted and withheld will be treated as having been paid to the undersigned.

PLEASE COMPLETE BOX A, AND IF APPLICABLE, BOX B OR BOX C. SEE INSTRUCTION 5 BELOW.

INSTRUCTIONS

1. Use of Letter of Transmittal

(a) Registered Shareholders should read the accompanying Information Circular prior to completing this Letter of Transmittal. The terms and conditions of the Agreement are incorporated by reference in this Letter of Transmittal and capitalized terms used but not defined in this Letter of Transmittal have the meanings set out in the Information Circular.

(b) This Letter of Transmittal duly completed and signed together with accompanying certificate(s) representing the Deposited Shares and all other required documents must be sent or delivered to the Depositary at the addresses set out on the back of this Letter of Transmittal. In order to receive the Silver Hammer Shares under the Transaction for the Deposited Shares, it is recommended that the foregoing documents be received by the Depositary at the address set out on the back of this Letter of Transmittal as soon as possible.

(c) The method used to deliver this Letter of Transmittal and any accompanying certificate(s) representing Deposited Shares and all other required documents is at the option and risk of the Registered Shareholder and delivery will be deemed effective only when such documents are actually received. The Parties and the Depositary recommend that the necessary documentation be hand delivered to the Depositary at the address set out on the back of this Letter of Transmittal, and a receipt obtained; otherwise the use of registered mail with return receipt requested, properly insured, is recommended. Holders of Stroud Shares whose Stroud Shares are registered in the name of a broker, investment dealer, bank, trust company or other nominee should contact that nominee for assistance in depositing those Stroud Shares. Delivery to an office other than to the specified office does not constitute delivery for this purpose.

(d) Stroud reserves the right, if it so elects in its absolute discretion, to instruct the Depositary to waive any defect or irregularity contained in any Letter of Transmittal and/or accompanying documents received by it.

(e) If the DRS Advices in respect of the Silver Hammer Shares are to be issued in the name of a person other than the person(s) signing this Letter of Transmittal or if the DRS Advice in respect of the Silver Hammer Shares is to be mailed to someone other than the person(s) signing this Letter of Transmittal or to the person(s) signing this Letter of Transmittal at an address other than that shown above, the appropriate boxes in this Letter of Transmittal should be completed (Box A and Box B).

2. Signatures

This Letter of Transmittal must be completed and signed by the registered holder of Stroud Shares or by such registered holder's duly authorized representative (in accordance with Instruction 4).

(a) If this Letter of Transmittal is signed by the registered holder(s) of the certificate(s) (if applicable) representing Stroud Shares, such signature(s) on this Letter of Transmittal must correspond with the name(s) as registered or as written on the face of such certificate(s) without any change whatsoever, and the certificate(s) need not be endorsed. If such deposited certificate(s) are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal.

(b) If this Letter of Transmittal is signed by a person other than the registered holder(s) of the certificate(s) representing Stroud Shares and/or the share certificates representing Silver Hammer Shares are to be issued to a person other than the registered holder(s):

(i) such deposited certificate(s) must be endorsed or be accompanied by appropriate share transfer power(s) of attorney duly and properly completed by the registered holder(s); and

(ii) the signature(s) on such endorsement or share transfer power(s) of attorney must correspond exactly to the name(s) of the registered holder(s) as registered or as appearing on the certificate(s) and must be guaranteed as noted in Instruction 3 below.

(c) If any of the Deposited Shares are registered in different names on several certificate(s), it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of such Deposited Shares.

3. Guarantee of Signatures

If this Letter of Transmittal is signed by a person other than the registered holder(s) of the Deposited Shares or if the Silver Hammer Shares are to be issued in a name other than the registered holder(s) of the Stroud Shares, such signature must be guaranteed by an Eligible Institution (as defined below), or in some other manner satisfactory to the Depositary (except that no guarantee is required if the signature is that of an Eligible Institution). An "Eligible Institution" means a Canadian Schedule I chartered bank, a member of the Securities Transfer Agent Medallion Program (STAMP), a member of the Stock Exchange Medallion Program (SEMP) or a member of the New York Stock Exchange, Inc. Medallion Signature Program (MSP). Members of these programs are usually members of a recognized stock exchange in Canada or the United States, members of the Canadian Investment Regulatory Organization, members of the National Association of Securities Dealers or banks and trust companies in the United States.

4. Fiduciaries, Representatives and Authorizations

Where this Letter of Transmittal or any share transfer power(s) of attorney is executed by a person as an executor, administrator, trustee or guardian, or on behalf of a corporation, partnership or association or is executed by any other person acting in a representative capacity, such person should indicate such capacity when signing and this Letter of Transmittal must be accompanied by satisfactory evidence of the authority to act. Stroud or the Depositary, at their discretion, may require additional evidence of authority or additional documentation.

5. Delivery Instructions

The Silver Hammer Shares to be issued in exchange for the Deposited Shares will be issued in the name of the person indicated in Box A and delivered to the address indicated in Box A (unless another address has been provided in Box B). If any DRS Advice in respect of Silver Hammer Shares is to be held for pick-up at the offices of the Depositary, complete Box C. If neither Box A nor Box B is completed, any Silver Hammer Shares issued in exchange for the Deposited Shares will be issued in the name of the registered holder of the Deposited Shares and will be mailed to the address of the registered holder of the Deposited Shares as it appears on the register of Stroud. Any DRS Advice mailed in accordance with this Letter of Transmittal will be deemed to be delivered at the time of mailing.

6. Lost Certificates

If a certificate representing Stroud Shares has been lost, stolen or destroyed, this Letter of Transmittal should be completed as fully as possible and forwarded, together with a letter describing the loss, to the Depositary. The Depositary and/or the registrar and transfer agent for the Stroud Shares will respond with replacement requirements (which will include an affidavit from the person claiming the loss and/or bonding requirement) that must be satisfied, including such bond or indemnity as Silver Hammer may require, in order for the undersigned to receive the Silver Hammer Shares issuable in accordance with the Transaction.

7. Return of Certificates

If the Transaction does not proceed for any reason, any certificate(s) representing Stroud Shares received by the Depositary will be returned to you forthwith in accordance with your delivery instructions in Box "A" or Box "B", or failing such address being specified, to the undersigned at the last address of the undersigned as it appears on the central securities register of Stroud.

8. Direct Registration System

Silver Hammer Shares issuable under the Transaction will be issued in the Direct Registration System, or DRS. The DRS is a system that allows you to hold your Silver Hammer Shares in "book-entry" form without having physical share certificates issued as evidence of ownership. Instead, your Silver Hammer Shares will be held in your name and registered electronically in Silver Hammer's records, which will be maintained by Silver Hammer's transfer agent, Endeavor Trust Corporation ("Endeavor"). The Direct Registration System eliminates the need for shareholders to safeguard and store certificates, it avoids the significant cost of a surety bond for the replacement of, and the effort involved in replacing, physical certificate(s) that might be lost, stolen or destroyed and it permits/enables electronic share transactions.

Upon completion of the Transaction you will receive an initial DRS Advice acknowledging the number of Silver Hammer Shares you hold in your DRS account. Each time you have any movement of shares into or out of your DRS account, you will be mailed an updated DRS Advice. You may request a statement at any time by contacting Endeavor.

No charge will be made for one new replacement certificate or DRS Statement. If a certificate is being requested, the holder must bear the cost for the delivery of such certificate. Where more than one certificate is requested, a charge of $20 (plus GST) will be levied for each additional certificate to the holder.

At any time you may request a share certificate for all or a portion of the Silver Hammer Shares held in your DRS account. You may contact Endeavor with this request. A share certificate for the requested number of Silver Hammer Shares will be sent to you by first class mail upon receipt of your instructions, at no cost to you.

For more information about DRS, please contact Endeavor at 1-604-559-8880 or visit Endeavor on-line at www.endeavortrust.com.

9. Miscellaneous

(a) If the space on this Letter of Transmittal is insufficient to list all certificates for Stroud Shares, additional certificates for Stroud Shares may be listed (in the same form as above) on a separate signed list affixed to this Letter of Transmittal.

(b) If Stroud Shares are registered in different forms (e.g. "John Doe" and "J. Doe"), a separate Letter of Transmittal should be signed for each different registration.

(c) No alternative, conditional or contingent deposits of Stroud Shares will be accepted. No fractional Silver Hammer Shares will be issued; any fractional entitlement will be rounded down to the nearest whole number of Silver Hammer Shares and no cash or other compensation will be paid in lieu of any fractional interest.

(d) Additional copies of this Letter of Transmittal may be obtained from the Depositary at the office specified on the last page of this Letter of Transmittal.

(e) Under no circumstances will any amount be paid by Stroud, Silver Hammer or the Depositary by reason of any delay in exchanging any Stroud Shares accepted for exchange pursuant to the Transaction.

(f) This Letter of Transmittal will be construed in accordance with and governed by the laws of the Province of British Columbia and the federal laws of Canada applicable therein. The holder of the Stroud Shares covered by this Letter of Transmittal hereby unconditionally and irrevocably attorns to the non- exclusive jurisdiction of the courts of the Province of British Columbia and the courts of appeal therefrom.

10. Representations

The representations made by the undersigned Registered Shareholder in this Letter of Transmittal will survive the completion of the Transaction.

THE DEPOSITARY FOR THE TRANSACTION IS:

ENDEAVOR TRUST CORPORATION

The office of the Depositary is:

By Mail, Registered Mail, Hand or Courier

702 - 777 Hornby Street
Vancouver, BC

V6Z 1S4

Attention: Corporate Actions

Inquiries

By Phone: 1-604-559-8880

Confidential Facsimile: 1-604-559-8908

E-Mail: admin@endeavortrust.com

Any questions and requests for assistance may be directed by Registered Shareholders to the Depositary at the telephone number and location set out above.

Privacy Notice: Endeavor is committed to protecting your personal information. In the course of providing services to you and our corporate clients, we receive non-public personal information about you - from transactions we perform for you, forms you send us, other communications we have with you or your representatives, etc. This information could include your name, address, social insurance number, securities holdings and other financial information. We use this to administer your account, to better serve your and our clients' needs and for other lawful purposes relating to our services. Some of your information may be transferred to servicers in the U.S.A. for data processing and/or storage. Endeavor will use the information you are providing in order to process your request and will treat your signature(s) as your consent to us so doing.